As filed with the Securities and Exchange Commission on May 22, 2018

Registration No. 333−

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	38-2730780 (I.R.S. Employer Identification No.)

Sun Communities, Inc. First Amended and Restated
2004 Non-Employee Director Option Plan
(Full title of the plan)

27777 Franklin Road
Suite 200
Southfield, Michigan 48034
(248) 208-2500
(Address of Principal Execute Offices and Zip Code)

Gary A. Shiffman
Chief Executive Officer
27777 Franklin Road
Suite 200
Southfield, Michigan 48034
(248) 208-2500
(Name, address, telephone number, including area code, of agent for service)
_______________

Copies of all correspondence to:
Jeffrey M. Weiss, Esq.
Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road
Suite 2500
Southfield, Michigan 48034
(248) 351-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.01 par value per share	200,000	$91.60	$18,320,000	$2,280.84

(1)	Represents additional shares of the registrant’s Common Stock issuable pursuant to Sun Communities, Inc.’s First Amended and Restated 2004 Non-Employee Director Option Plan, as amended (the “Plan”).
(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices reported for our common stock on the New York Stock Exchange on May 17, 2018.

(3)	The registration fee has been calculated and is being paid in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, or the Securities Act.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is being filed in order to register an additional 200,000 shares of the registrant’s Common Stock, which are securities of the same class and relate to the same benefit plan, the Sun Communities, Inc.’s First Amended and Restated 2004 Non-Employee Director Option Plan, as amended (the “Plan”), as those shares registered on the registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on September 30, 2009, File No. 333-162216, which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description	Method of Filing
4.1	Sun Communities, Inc. First Amended and Restated 2004 Non-Employee Director Option Plan	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K filed on July 22, 2009.
4.2	Sun Communities, Inc. First Amendment to First Amended and Restated 2004 Non-Employee Director Option Plan	Incorporated by reference to Exhibit A to Sun Communities, Inc.’s Definitive Proxy Statement filed on March 29, 2018.
5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation	Filed herewith
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm	Filed herewith
23.3	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation	Included in Exhibit 5.1
24.1	Powers of Attorney	Incorporated by reference to the signature page hereto

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on May 22, 2018.

SUN COMMUNITIES, INC., a Maryland corporation

By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Principal Financial and Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sun Communities, Inc. hereby constitutes and appoints Gary A. Shiffman and Karen J. Dearing, or either of them, such undersigned’s attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gary A. Shiffman Gary A. Shiffman	Chief Executive Officer, Chairman of the Board of Directors and Principal Executive Officer	May 22, 2018

/s/ Karen J. Dearing Karen J. Dearing	Executive Vice President, Treasurer, Chief Financial Officer, Secretary and Principal Financial and Accounting Officer	May 22, 2018

/s/ Meghan G. Baivier Meghan G. Baivier	Director	May 22, 2018

/s/ Stephanie W. Bergeron Stephanie W. Bergeron	Director	May 22, 2018

/s/ Brian Hermelin Brian Hermelin	Director	May 22, 2018

/s/ Ronald A. Klein Ronald A. Klein	Director	May 22, 2018

/s/ Clunet R. Lewis Clunet R. Lewis	Director	May 22, 2018

/s/ Arthur A. Weiss Arthur A. Weiss	Director	May 22, 2018